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                                                                     EXHIBIT 3.2


                                   BYLAWS
                                     OF
                             ORTHALLIANCE, INC.

                 Amended and Restated as of August 11, 1997

         References in these Bylaws to "Certificate of Incorporation" or "Certificate" are to the Amended and Restated Articles of Incorporation of ORTHALLIANCE, INC., a Delaware corporation (the "Corporation"), as amended and restated from time to time. References in these Bylaws to the "DGCL" means the Delaware General Corporation Law, as amended or restated from time to time.

                                  ARTICLE I
                                   OFFICES

         SECTION 1.1. Registered Office. The registered office of the Corporation shall be established and maintained in the City of Wilmington, Delaware.

         SECTION 1.2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine.

                                 ARTICLE II
                          MEETINGS OF STOCKHOLDERS

         SECTION 2.1. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing directors at such date, time and place, either within or without the State of Delaware, as the Board of Directors, by resolution, shall determine from time to time. Any other proper business may be transacted at the annual meeting.

         SECTION 2.2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, if any, or the President. The business that may be transacted at any special meeting of the stockholders shall be limited to that which is stated in the notice of the special meeting given in accordance with
Section 2.3 and 7.6 of these Bylaws (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business). Special meetings of stockholders may be held within or without the State of Delaware.




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         SECTION 2.3. Notice of Meetings. Written notice, stating the place, date and time of each annual and special meeting of stockholders shall be given by the President, any Vice- President, the Secretary or any Assistant Secretary to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice of an annual meeting need not state the purpose of the meeting, unless otherwise required by these Bylaws. The notice of any special meeting shall state the purpose for which the meeting is called.

         SECTION 2.4. Quorum. Except as otherwise required by law, the Certificate, or these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. In the absence of a quorum, the chairman of the meeting or a majority in interest of the stockholders present, in person or by proxy, and entitled to vote thereat, shall have power to adjourn the meeting from time to time, in the manner provided by
Section 2.5 of these Bylaws, until a quorum shall be present in person or by proxy. At any such adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

         SECTION 2.5. Adjournment. Any annual or special meeting of stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.6. Notification Requirements for Nominating Board of Directors. Advance notice is required for the nomination, other than by or at the direction of the Board of Directors or any nominating committee thereof, of candidates for election as directors at annual meetings of the stockholders. Notice to the Corporation from a stockholder who proposes to nominate a person at a meeting for election as a director must be given not less than one hundred twenty (120) nor more than one hundred fifty (150) days prior to the anniversary of the date notice of the annual meeting of stockholders was given in the preceding year. All such notices must contain: (i) the name and record address of the stockholder who intends to make the nomination; (ii) the name, age and residence address of the nominee; (iii) the principal occupation or employment of the nominee; (iv) the class, series and number of shares held of record, beneficially and by proxy, by the stockholder and the nominee as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice; and (v) such




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other information relating to the nominee proposed by such stockholder as is required to be included if the Corporation is then subject to Regulation 14A under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), including the written consent of each nominee to be named in the proxy statement and to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of a person not made in compliance with this Bylaw.

         SECTION 2.7. Notification Requirements for All Other Proposed Business. Advance notice is required for any proposed business to be brought before any annual or special meeting of stockholders which a stockholder intends to bring before any such meeting. For notice of business to be conducted at an annual or special meeting to be timely, such notice must be received by the Corporation, in the case of an annual meeting, not less than one hundred twenty (120) nor more than one hundred fifty (150) days prior to the anniversary of the date notice of the annual meeting of stockholders was given in the preceding year or, in the case of a special meeting, not less than thirty (30) days prior to the date of the meeting. All such notices must contain (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation's stock which are held of record, beneficially and by proxy by the stockholder as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) in connection with the proposing of such business by the stockholder, and (v) any material interest of the stockholder in such business. The presiding officer of the meeting may disregard any stockholder proposals not made in compliance with this Bylaw. Notwithstanding anything contained in this Section 2.7 to the contrary, any stockholder request that a proposal be included in the Corporation's proxy statement must also meet all of the requirements of Section 14 of the Exchange Act and Regulation 14A promulgated thereunder.

         Section 2.8. Voting; Proxies. Except as otherwise provided by the Certificate, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the





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Corporation. Voting at annual and special meetings of stockholders shall be by written ballot and, unless otherwise required by law, shall be conducted by inspectors of election. At all meetings of stockholders at which directors are to be elected, a plurality of the votes cast shall be sufficient to elect any director. All other elections and questions shall, unless otherwise provided by law, the Certificate or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

         SECTION 2.9. Organization and Order of Business. All meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in such person's absence, by the Vice Chairman of the Board, if any, or in such person's absence, by the President, or in such person's absence, by a Vice President, or in the absence of any of the foregoing persons by a chairman designated by the Board of Directors. The Secretary or, in such person's absence, an Assistant Secretary, shall act as secretary of the meeting. In case none of the officers above designated to act as secretary of the meeting shall be present, the chairman of the meeting may appoint any person to act as secretary.

         SECTION 2.10. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation.

         SECTION 2.11. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.




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         SECTION 2.12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.11 of these Bylaws, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 2.13. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of a determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting; (2) in the case of a determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 2.14. Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of elections to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or




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agents of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

                                 ARTICLE III
                             BOARD OF DIRECTORS

         SECTION 3.1. Number; Classification. The Board of Directors shall consist of up to nine (9) directors, the exact number to be determined by resolution of the Board of Directors from time to time. Directors need not be stockholders. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term, so that the term of office of one class of directors shall expire in each year. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify; subject, however, to death, resignation, retirement, disqualification or removal from office.

         SECTION 3.2. Resignations; Removal. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time delivered to the Corporation. The acceptance of a resignation shall not be necessary to make it effective. Directors may be removed only for cause, by the vote of the holders of a majority of the shares entitled to vote at an election of directors.

         SECTION 3.3. Vacancies. Any vacancy on the Board of Directors, however resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a plurality of the votes cast at a meeting of the directors, and any director so elected shall hold office only until the next annual meeting of stockholders and until his or her successor is elected and qualified. Any vacancy resulting from the death, resignation,




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removal or disqualification of a director elected by the holders of any class or classes of the stock of the Corporation voting as a class, or from an increase in the number of directors which such holders are entitled to elect, may be filled by the affirmative vote of a majority of the directors elected by such class or classes, or by a sole remaining director so elected, and each director so chosen shall hold office until his successor is duly elected and qualified or until his death, or until his earlier resignation, removal or disqualification.

         SECTION 3.4. Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate or by these Bylaws required to be exercised or done by the stockholders.

         SECTION 3.5. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner of the Board of Directors conducts its business pursuant to these Bylaws.

         SECTION 3.6. Organization. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in such person's absence, by any Vice Chairman of the Board, if any, or in such person's absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary, if any, shall perform the duties of Secretary at such meeting, and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.




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         SECTION 3.7.  Meetings. The Board of Directors of the Corporation may
hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such times and at such places as may from time to time be determined by the Board of Directors and, unless required by resolution of the Board of Directors, without notice.

         SECTION 3.8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, or a majority of directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than two days hours before the date of the meeting; or by courier delivery, telephone, telecopy or telegram or similar electronic means not less than twenty-four (24) hours before the date of such meeting.

         SECTION 3.9. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, on the date and at the place of each annual meeting of stockholders immediately following such meeting, and no notice of such meeting to the existing or newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum is present. Such annual meeting may be held at any other date, time or place specified in a notice given as provided for special meetings of the Board of Directors.

         SECTION 3.10. Quorum and Manner of Acting. Except as otherwise required by law, the Certificate or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

         SECTION 3.11. Telephonic Meetings. Unless otherwise required by law, the Certificate or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         SECTION 3.12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated fee, or such other emoluments, as the Board




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of Directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Each director who shall serve as a member or chairman of special or standing committee may be allowed like compensation for attending committee meetings.

         SECTION 3.13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         SECTION 3.14. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                 ARTICLE IV
                                  OFFICERS

         SECTION 4.1. Officers. The officers of the Corporation shall be a President, a Chief Financial Officer, and a Secretary, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a Chief Executive Officer, one or more Vice- Presidents, a Treasurer, such Assistant Secretaries and Assistant Treasurers as they may deem proper, a Chief Operating Officer, a Chief Investment Officer, a General Counsel and a Director of Development. The Board of Directors may designate one or more Vice Presidents as Senior




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Executive Vice Presidents, Executive Vice Presidents or Senior Vice Presidents,
and may use such other descriptive words as it may determine to designate the seniority or areas of special competence or responsibility of the officers.

         SECTION 4.2. Chairman and Vice Chairman of the Board. The directors may elect one of their members to be chairman of the Board of Directors (the "Chairman of the Board"). The Chairman shall preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. The directors may elect one of their members to be vice chairman of the Board of Directors (the "Vice Chairman of the Board"). The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 4.3. Other Officers. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 4.4. Term of Office and Qualifications. Each officer shall hold office until such officer's successor shall have been duly chosen and shall qualify, or until such officer's death, resignation or removal. The Chairman of the Board or any Vice Chairman of the Board shall be chosen from among the directors, but no other officer need be a director. Any two or more offices may be held by the same person. Each officer shall exercise such powers and perform such functions or duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine by resolution.

         SECTION 4.5. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors, and any officer may also be removed in such other manner as may be specified by the Board of Directors in the resolution or resolutions electing such officer. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by resolution of the Board of Directors.




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         SECTION 4.7.  Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board of Directors or any duly authorized committee of directors and shall be so fixed by the Board of Directors or such committee as to any officers serving the Corporation as a director. No officer shall be prevented from receiving proper compensation for such officer's services by reason of the fact that such officer is also a director of the Corporation.

         SECTION 4.8. President. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation and shall be charged with the general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the authority to select and appoint employees and agents of the Corporation, and shall, in the absence or disability of the Chairman of the Board, and any Vice Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The President shall perform any other duties and have any other authority as may be delegated from time to time by the Board of Directors, and shall be subject to the limitations fixed from time to time by the Board of Directors. Unless a Chief Executive Officer is otherwise elected, the President shall be the Chief Executive Officer.

         SECTION 4.9. Vice Presidents. The Vice President (if there shall be one) shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President, whether the duties and powers are specified in these Bylaws or otherwise. If the Corporation has more than one Vice President, then the one designated by the Board of Directors or the President (in that order of precedence) shall act in the event of the absence or disability of the President. Vice Presidents shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

         SECTION 4.10. Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President. The Chief Financial Officer shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall exercise such other powers and perform such other duties as shall be determined from time to time by the Board of Directors.




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         SECTION 4.11. Secretary. The Secretary shall be responsible for preparing minutes of the meetings of stockholders, directors, and committees of directors and for authenticating records of the Corporation. The Secretary or any Assistant Secretary shall have authority to give all notices required by law, the Certificate or these Bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary or Assistant Secretary may affix the corporate seal to any lawfully executed documents requiring it, may attest to the signature of any officer of the Corporation, and shall sign any instrument that requires the Secretary's signature. The Secretary shall exercise such other powers and perform such other duties as shall be determined from time to time by the Board of Directors.

         SECTION 4.12. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                  ARTICLE V
                                    STOCK

         SECTION 5.1. Form of Certificates. (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation by (i) the Chairman of the Board, the President or one of the Vice Presidents, and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares owned by him in the Corporation.

         (b) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise required by Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 5.2. Signatures. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, unless otherwise ordered by the Board of Directors, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 5.3. Lost, Destroyed, Stolen or Mutilated Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit or such other proof satisfactory to the Corporation of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may require, as a condition precedent to the issuance thereof, that the owner of such lost, stolen or destroyed certificate, or his legal representative, give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation and its transfer agents and registrars with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         SECTION 5.4. Transfers. Except as otherwise prescribed by law or the Certificate, stock of the Corporation shall be transferable in the manner prescribed in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's duly authorized attorney appointed by a power of attorney duly executed and filed with the transfer agent of the Corporation, and upon surrender of the certificate or certificates for such stock properly endorsed for transfer and payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled" with the date of cancellation by the Secretary or an Assistant Secretary of the Corporation or by the transfer agent thereof. No transfer of stock shall be valid as against the Corporation, its stockholders or its creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         SECTION 5.5. Limitations on Transfer. A written restriction on the transfer or registration of transfer of a security of the Corporation, if permitted by Section 202 of the DGCL and noted conspicuously on the certificate representing the security, may be enforced against the holder of the restricted security or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing the security, a restriction, even though permitted by Section 202 of the DGCL, is ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of securities of the Corporation may be imposed either by the Certificate or by these Bylaws or by an agreement among any number of security holders or among such holders and the Corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

         SECTION 5.6. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

         SECTION 5.7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

         SECTION 5.8. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate, if any, may be declared by the Board of Directors and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                 ARTICLE VI
                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 6.1. Right to Indemnification in Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 6.4 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         SECTION 6.2. Right to Indemnification in Proceedings by or in the Right of the Corporation. Subject to Section 6.4 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against expenses (including attorneys, fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 6.3. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Sections 6.1 and 6.2, expenses (including attorneys, fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. The Corporation shall not be required to advance any expenses to a person against whom the Corporation brings an action, alleging that such person committed an act or omission not in good faith or that involved intentional misconduct or a knowing violation of law, or that was contrary to the best interest of the Corporation, or derived an improper personal benefit from a transaction. In any suit brought by (i) any person to enforce a right to indemnification under Section 6.1 or 6.2 or a right to advancement of expenses under Section 6.3 or (ii) by the Corporation to recover an advancement of expenses pursuant to an undertaking, the burden of proving that any such person is not entitled to indemnification or advancement of expenses shall be on the Corporation.

         SECTION 6.4. Authorization of Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 6.1 or Section 6.2, and in each case Section 6.12, of this Article VI, as the case may be. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

         SECTION 6.5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.4 of this Article VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections
6.1 and 6.2, and in each case Section 6.12, of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 6.1 or 6.2, and in each case Section 6.12, of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section
6.4 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         SECTION 6.6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI or the DGCL.

         SECTION 6.7. Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 6.1 and
6.2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 6.1 or 6.2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

         SECTION 6.8. Indemnification Agreements. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this
Article VI.

         SECTION 6.9. Certain Definitions. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

         SECTION 6.10. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

         SECTION 6.11. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 6.12. Limitation on Indemnification. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                                 ARTICLE VII
                                MISCELLANEOUS

         SECTION 7.1. Corporate Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL" and "DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 7.2. Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of January in each year and terminate on the 31st day of each December, or as shall otherwise be determined from time to time by the Board of Directors.

         SECTION 7.3. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 7.4. Execution of Contracts. Except as otherwise required by these Bylaws, the Board of Directors, any duly authorized committee of directors or the President may authorize any officer other than or in addition to the officers authorized by Article IV of these Bylaws, including any employee or agent or agents, in the name and on behalf of the Corporation, to enter into and execute any deed, mortgage, bond, guarantee, contract or other instrument, and any such authority may be general or may be confined to specific instances or otherwise limited.

         SECTION 7.5. Loans and Loan Guarantees. Any officer, employee or agent of the Corporation thereunder authorized by the Board of Directors, by any duly authorized committee of directors or by the President may effect in the name and on behalf of the Corporation, loans or advances from, or guarantees of loans or advances to, any bank, trust company or other institution or any firm, corporation or individual, and for such loans and advances or guarantees may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness or guarantees of the Corporation, and may pledge or hypothecate or transfer any securities or other property of the Corporation as security for any such loans, advances or guarantees. Such authority conferred by the Board of Directors, any duly authorized committee of directors or the President may be general or may be confined to specific instances or otherwise limited.

         Section 7.6. Notice. Whenever these Bylaws require notice to be given to any stockholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone, or by telecopier, telegraph, or similar electronic means. Whenever notice is given to a stockholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the stockholder or director at his or her address as it appears on the books of the Corporation. Any such written notice given by mail shall be effective: (i) if given to stockholders, at the time the same is deposited in the United States mail; and
(ii) in all other cases, at the earliest of (x) when received or when delivered, properly addressed, to the addressees last known principal place of business or residence, (y) three days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or
(z) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice is given to a stockholder or director by any means other than mail, the notice shall be deemed given when received. In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

         SECTION 7.7. Stock of Other Corporations or Other Interests. Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may from time to time be authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and power incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                ARTICLE VIII
                                 AMENDMENTS

         The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the Bylaws of the Corporation by vote of not less than two-thirds of the voting power of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the Bylaws by vote of not less than a majority of the Board of Directors; provided, however, any Bylaws adopted by the Board of Directors may be amended or repealed by vote of the holders of the voting power of two-thirds of the shares entitled at the time to vote for the election of directors.